Exhibit 99

Snap-on Announces Second Quarter 2022 Results

Sales of $1,136.6 million up 5.1% from Q2 2021, organic sales up 8.4%;

Operating margin before financial services of 21.7% improves 160 basis points;

Diluted EPS of $4.27 increases 13.6% from Q2 2021

KENOSHA, Wis.--(BUSINESS WIRE)--July 21, 2022--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2022.

  Net sales of $1,136.6 million in the second quarter of 2022 increased $55.2 million, or 5.1%, from 2021 levels, reflecting an $87.6 million, or 8.4%, organic sales gain, partially offset by $32.4 million of unfavorable foreign currency translation.
  Operating earnings before financial services for the quarter of $246.6 million compared to $217.1 million in 2021. As a percentage of net sales, operating earnings before financial services of 21.7% in the second quarter improved 160 basis points from 20.1% last year.
  Financial services revenue in the quarter of $86.4 million compared to $86.9 million in 2021; financial services operating earnings of $65.3 million compared to $68.9 million last year.
  Consolidated operating earnings for the quarter of $311.9 million improved to 25.5% of revenues (net sales plus financial services revenue) as compared to $286.0 million, or 24.5% of revenues, last year.
  The second quarter effective income tax rate was 23.8% in 2022 and 23.3% in 2021.
  Net earnings in the quarter of $231.5 million, or $4.27 per diluted share, compared to net earnings of $208.0 million, or $3.76 per diluted share, a year ago.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.

“We’re encouraged by our second quarter results which not only demonstrate our upward trajectory in sales, profitability and earnings, but also represent new highs achieved in these uncertain macroeconomic and geopolitical environments,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Despite the turbulence, we have consistently maintained meaningful momentum, as evidenced by our continuing sales growth over the pre-pandemic period of 2019, reaching 19.5% as reported, or 18.7% organically, in the quarter. These are interesting times, but we meet the difficulties of the day fortified by the strengths inherent in our products, our brands, and our people . . . considerable advantages that drive clear and consistent progress, even in turmoil. We believe that these powerful and singular assets will enable significant gains along our runways for growth, which combined with the improvements delivered by our Snap-on Value Creation Processes, will further extend our ongoing upward trend and will author notable advancements as we go forward. Finally, I want to thank our franchisees and associates for their ongoing contributions, for their unfailing dedication, and for their steadfast confidence in our future.”

Segment Results

Commercial & Industrial Group segment net sales of $359.1 million in the quarter compared to $350.5 million last year, reflecting a $25.3 million, or 7.6%, organic sales increase, partially offset by $16.7 million of unfavorable foreign currency translation. The organic gain is primarily due to higher activity in the segment’s European-based hand tools business and Asia Pacific operations, as well as from gains in sales to customers in critical industries.

Operating earnings of $51.7 million in the period, including $2.0 million of unfavorable foreign currency effects, compared to $55.5 million in 2021. The operating margin (operating earnings as a percentage of segment net sales) of 14.4% compared to 15.8% a year ago.

Snap-on Tools Group segment net sales of $520.6 million in the quarter compared to $484.1 million last year, reflecting a $44.2 million, or 9.3%, organic sales gain, partially offset by $7.7 million of unfavorable foreign currency translation. The organic increase is comprised of higher sales in both the U.S. franchise business and in the segment’s international operations.

Operating earnings of $124.4 million in the quarter, including $2.2 million of unfavorable foreign currency effects, compared to $103.5 million in 2021. The operating margin of 23.9% improved 250 basis points from 21.4% last year.

Repair Systems & Information Group segment net sales of $416.8 million in the quarter compared to $398.6 million last year, reflecting a $27.4 million, or 7.0%, organic sales increase, partially offset by $9.2 million of unfavorable foreign currency translation. The organic gain included higher sales of undercar equipment and increased sales of diagnostics and repair information products to independent repair shop owners and managers, while activity with OEM dealerships was essentially flat.

Operating earnings of $95.7 million in the period, including $1.2 million of favorable foreign currency effects, compared to $86.7 million in 2021. The operating margin of 23.0% improved 120 basis points from 21.8% a year ago.

Financial Services operating earnings of $65.3 million on revenue of $86.4 million in the quarter compared to operating earnings of $68.9 million on revenue of $86.9 million a year ago. Originations of $307.6 million in the second quarter increased $21.8 million, or 7.6%, from 2021 levels.

Corporate expenses in the second quarter of $25.2 million compared to $28.6 million last year.

Outlook

COVID-19 and its subsequent variants, as well as supply chain inefficiencies, continue to impact economic activity worldwide in 2022. The company believes that our markets and our operations possess and, indeed, have demonstrated considerable resilience against the impact of the virus and that there will be ongoing advancement even in the midst of the turbulence. The trajectory, however, may be uncertain due to the evolving nature of the situation.

Snap-on expects to make continued progress in 2022 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, the company anticipates that capital expenditures in 2022 will be in a range of $90 million to $100 million, of which $41.5 million was incurred in the first six months of the year. Snap-on continues to respond to the global macroeconomic challenges through its Rapid Continuous Improvement (RCI) process and other cost reduction initiatives.

Snap-on currently anticipates that its full year 2022 effective income tax rate will be in the range of 23% to 24%.

Conference Call and Webcast on July 21, 2022, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 21, 2022, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.25 billion in 2021, and is headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 1, 2022, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED Condensed Consolidated Statements of Earnings (Amounts in millions, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2022	2021	2022	2021

Net sales	$1,136.6	$1,081.4	$2,234.4	$2,106.0
Cost of goods sold	(583.1)	(538.3)	(1,146.6)	(1,049.3)
Gross profit	553.5	543.1	1,087.8	1,056.7
Operating expenses	(306.9)	(326.0)	(618.1)	(638.7)
Operating earnings before financial services	246.6	217.1	469.7	418.0

Financial services revenue	86.4	86.9	174.1	175.5
Financial services expenses	(21.1)	(18.0)	(38.4)	(41.3)
Operating earnings from financial services	65.3	68.9	135.7	134.2

Operating earnings	311.9	286.0	605.4	552.2
Interest expense	(11.7)	(14.3)	(23.3)	(28.6)
Other income (expense) – net	9.3	3.4	17.6	7.7
Earnings before income taxes and equity earnings	309.5	275.1	599.7	531.3
Income tax expense	(72.3)	(62.9)	(139.8)	(122.0)
Earnings before equity earnings	237.2	212.2	459.9	409.3
Equity earnings, net of tax	—	1.0	—	1.5
Net earnings	237.2	213.2	459.9	410.8
Net earnings attributable to noncontrolling interests	(5.7)	(5.2)	(11.0)	(10.2)
Net earnings attributable to Snap-on Inc.	$231.5	$208.0	$448.9	$400.6

Net earnings per share attributable to Snap-on Inc.:
Basic	$4.34	$3.85	$8.41	$7.40
Diluted	4.27	3.76	8.27	7.26

Weighted-average shares outstanding:
Basic	53.3	54.0	53.4	54.1
Effect of dilutive securities	0.9	1.3	0.9	1.1
Diluted	54.2	55.3	54.3	55.2

SNAP-ON INCORPORATED Supplemental Segment Information (Amounts in millions) (unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2022	2021	2022	2021
Net sales:
Commercial & Industrial Group	$359.1	$350.5	$699.2	$696.2
Snap-on Tools Group	520.6	484.1	1,032.7	962.4
Repair Systems & Information Group	416.8	398.6	815.0	746.2
Segment net sales	1,296.5	1,233.2	2,546.9	2,404.8
Intersegment eliminations	(159.9)	(151.8)	(312.5)	(298.8)
Total net sales	1,136.6	1,081.4	2,234.4	2,106.0
Financial Services revenue	86.4	86.9	174.1	175.5
Total revenues	$1,223.0	$1,168.3	$2,408.5	$2,281.5

Operating earnings:
Commercial & Industrial Group	$51.7	$55.5	$97.4	$106.2
Snap-on Tools Group	124.4	103.5	240.4	202.4
Repair Systems & Information Group	95.7	86.7	187.3	168.1
Financial Services	65.3	68.9	135.7	134.2
Segment operating earnings	337.1	314.6	660.8	610.9
Corporate	(25.2)	(28.6)	(55.4)	(58.7)
Operating earnings	311.9	286.0	605.4	552.2
Interest expense	(11.7)	(14.3)	(23.3)	(28.6)
Other income (expense) – net	9.3	3.4	17.6	7.7
Earnings before income taxes and equity earnings	$309.5	$275.1	$599.7	$531.3

SNAP-ON INCORPORATED Condensed Consolidated Balance Sheets (Amounts in millions) (unaudited)

	July 2,	January 1,
	2022	2022
Assets
Cash and cash equivalents	$812.9	$780.0
Trade and other accounts receivable – net	729.1	682.3
Finance receivables – net	547.0	542.3
Contract receivables – net	98.3	110.4
Inventories – net	893.3	803.8
Prepaid expenses and other assets	150.1	134.6
Total current assets	3,230.7	3,053.4

Property and equipment – net	503.5	518.2
Operating lease right-of-use assets	56.6	51.9
Deferred income tax assets	67.5	49.5
Long-term finance receivables – net	1,127.0	1,114.0
Long-term contract receivables – net	375.4	378.2
Goodwill	1,046.0	1,116.5
Other intangibles – net	283.5	301.7
Other assets	174.1	176.3
Total assets	$6,864.3	$6,759.7

Liabilities and Equity
Notes payable	$18.8	$17.4
Accounts payable	308.5	277.6
Accrued benefits	59.2	67.4
Accrued compensation	81.6	114.8
Franchisee deposits	77.5	80.7
Other accrued liabilities	440.5	424.3
Total current liabilities	986.1	982.2

Long-term debt	1,183.4	1,182.9
Deferred income tax liabilities	102.2	122.7
Retiree health care benefits	29.7	31.1
Pension liabilities	83.1	104.9
Operating lease liabilities	39.7	34.2
Other long-term liabilities	93.3	97.9
Total liabilities	2,517.5	2,555.9

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	488.1	472.7
Retained earnings	5,996.2	5,699.9
Accumulated other comprehensive loss	(457.7)	(343.9)
Treasury stock at cost	(1,769.6)	(1,714.2)
Total shareholders' equity attributable to Snap-on Inc.	4,324.4	4,181.9
Noncontrolling interests	22.4	21.9
Total equity	4,346.8	4,203.8
Total liabilities and equity	$6,864.3	$6,759.7

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Three Months Ended
	July 2,	July 3,
	2022	2021
Operating activities:
Net earnings	$237.2	$213.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	18.2	19.2
Amortization of other intangibles	7.2	6.3
Provision for losses on finance receivables	9.1	6.6
Provision for losses on non-finance receivables	2.9	5.5
Stock-based compensation expense	8.5	11.5
Deferred income tax provision (benefit)	(9.4)	1.7
Loss (gain) on sales of assets	(0.2)	1.4
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(20.6)	5.8
Contract receivables	0.7	(1.1)
Inventories	(61.7)	(24.4)
Prepaid expenses and other assets	(25.3)	(12.5)
Accounts payable	18.0	42.0
Accruals and other liabilities	(43.8)	(37.0)
Net cash provided by operating activities	140.8	238.2

Investing activities:
Additions to finance receivables	(264.1)	(238.0)
Collections of finance receivables	210.6	219.3
Capital expenditures	(21.3)	(18.3)
Acquisitions of businesses, net of cash acquired	0.5	4.2
Disposals of property and equipment	0.4	1.4
Other	0.1	1.7
Net cash used by investing activities	(73.8)	(29.7)

Financing activities:
Net increase in other short-term borrowings	0.5	0.5
Cash dividends paid	(75.7)	(66.7)
Purchases of treasury stock	(53.8)	(137.4)
Proceeds from stock purchase and option plans	23.4	61.8
Other	(6.6)	(6.1)
Net cash used by financing activities	(112.2)	(147.9)

Effect of exchange rate changes on cash and cash equivalents	(3.0)	0.7
Increase (decrease) in cash and cash equivalents	(48.2)	61.3

Cash and cash equivalents at beginning of period	861.1	904.6
Cash and cash equivalents at end of period	$812.9	$965.9

Supplemental cash flow disclosures:
Cash paid for interest	$(8.6)	$(8.5)
Net cash paid for income taxes	(111.2)	(110.7)

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Six Months Ended
	July 2,	July 3,
	2022	2021
Operating activities:
Net earnings	$459.9	$410.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	36.7	37.9
Amortization of other intangibles	14.4	12.3
Provision for losses on finance receivables	15.4	17.9
Provision for losses on non-finance receivables	6.7	8.1
Stock-based compensation expense	17.5	23.8
Deferred income tax provision (benefit)	(7.1)	4.0
Loss (gain) on sales of assets	(2.9)	1.4
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(73.7)	(4.0)
Contract receivables	10.4	4.5
Inventories	(123.4)	(16.1)
Prepaid expenses and other assets	(23.4)	(14.3)
Accounts payable	42.1	59.5
Accruals and other liabilities	(37.9)	11.7
Net cash provided by operating activities	334.7	557.5

Investing activities:
Additions to finance receivables	(469.6)	(454.5)
Collections of finance receivables	426.2	447.9
Capital expenditures	(41.5)	(37.6)
Acquisitions of businesses, net of cash acquired	0.5	(195.8)
Disposals of property and equipment	4.2	1.4
Other	(0.2)	1.7
Net cash used by investing activities	(80.4)	(236.9)

Financing activities:
Net increase in other short-term borrowings	2.8	2.9
Cash dividends paid	(151.4)	(133.4)
Purchases of treasury stock	(82.6)	(289.3)
Proceeds from stock purchase and option plans	29.2	154.8
Other	(16.5)	(13.9)
Net cash used by financing activities	(218.5)	(278.9)

Effect of exchange rate changes on cash and cash equivalents	(2.9)	0.8
Increase in cash and cash equivalents	32.9	42.5

Cash and cash equivalents at beginning of year	780.0	923.4
Cash and cash equivalents at end of period	$812.9	$965.9

Supplemental cash flow disclosures:
Cash paid for interest	$(22.4)	$(27.9)
Net cash paid for income taxes	(129.2)	(126.6)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	July 2,	July 3,	July 2,	July 3,
	2022	2021	2022	2021

Net sales	$1,136.6	$1,081.4	$—	$—
Cost of goods sold	(583.1)	(538.3)	—	—
Gross profit	553.5	543.1	—	—
Operating expenses	(306.9)	(326.0)	—	—
Operating earnings before financial services	246.6	217.1	—	—

Financial services revenue	—	—	86.4	86.9
Financial services expenses	—	—	(21.1)	(18.0)
Operating earnings from financial services	—	—	65.3	68.9

Operating earnings	246.6	217.1	65.3	68.9
Interest expense	(11.7)	(14.2)	—	(0.1)
Intersegment interest income (expense) – net	14.9	14.8	(14.9)	(14.8)
Other income (expense) – net	9.2	3.3	0.1	0.1
Earnings before income taxes and equity earnings	259.0	221.0	50.5	54.1
Income tax expense	(59.3)	(49.2)	(13.0)	(13.7)
Earnings before equity earnings	199.7	171.8	37.5	40.4
Financial services – net earnings attributable to Snap-on	37.5	40.4	—	—
Equity earnings, net of tax	—	1.0	—	—
Net earnings	237.2	213.2	37.5	40.4
Net earnings attributable to noncontrolling interests	(5.7)	(5.2)	—	—
Net earnings attributable to Snap-on	$231.5	$208.0	$37.5	$40.4

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2022	2021	2022	2021

Net sales	$2,234.4	$2,106.0	$—	$—
Cost of goods sold	(1,146.6)	(1,049.3)	—	—
Gross profit	1,087.8	1,056.7	—	—
Operating expenses	(618.1)	(638.7)	—	—
Operating earnings before financial services	469.7	418.0	—	—

Financial services revenue	—	—	174.1	175.5
Financial services expenses	—	—	(38.4)	(41.3)
Operating earnings from financial services	—	—	135.7	134.2

Operating earnings	469.7	418.0	135.7	134.2
Interest expense	(23.3)	(28.5)	—	(0.1)
Intersegment interest income (expense) – net	29.8	29.2	(29.8)	(29.2)
Other income (expense) – net	17.5	7.6	0.1	0.1
Earnings before income taxes and equity earnings	493.7	426.3	106.0	105.0
Income tax expense	(112.5)	(95.7)	(27.3)	(26.3)
Earnings before equity earnings	381.2	330.6	78.7	78.7
Financial services – net earnings attributable to Snap-on	78.7	78.7	—	—
Equity earnings, net of tax	—	1.5	—	—
Net earnings	459.9	410.8	78.7	78.7
Net earnings attributable to noncontrolling interests	(11.0)	(10.2)	—	—
Net earnings attributable to Snap-on	$448.9	$400.6	$78.7	$78.7

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets (Amounts in millions) (unaudited)

	Operations*		Financial Services
	July 2,	January 1,	July 2,	January 1,
	2022	2022	2022	2022
Assets
Cash and cash equivalents	$812.6	$779.9	$0.3	$0.1
Intersegment receivables	14.1	12.5	—	—
Trade and other accounts receivable – net	728.5	681.7	0.6	0.6
Finance receivables – net	—	—	547.0	542.3
Contract receivables – net	6.1	6.4	92.2	104.0
Inventories – net	893.3	803.8	—	—
Prepaid expenses and other assets	153.4	136.8	6.4	7.4
Total current assets	2,608.0	2,421.1	646.5	654.4

Property and equipment – net	501.8	516.5	1.7	1.7
Operating lease right-of-use assets	55.0	50.0	1.6	1.9
Investment in Financial Services	350.3	350.6	—	—
Deferred income tax assets	46.2	26.5	21.3	23.0
Intersegment long-term notes receivable	568.3	570.1	—	—
Long-term finance receivables – net	—	—	1,127.0	1,114.0
Long-term contract receivables – net	9.4	9.7	366.0	368.5
Goodwill	1,046.0	1,116.5	—	—
Other intangibles – net	283.5	301.7	—	—
Other assets	186.6	188.6	0.2	0.1
Total assets	$5,655.1	$5,551.3	$2,164.3	$2,163.6

Liabilities and Equity
Notes payable	$18.8	$17.4	$—	$—
Accounts payable	306.8	276.6	1.7	1.0
Intersegment payables	—	—	14.1	12.5
Accrued benefits	59.2	67.4	—	—
Accrued compensation	79.4	110.9	2.2	3.9
Franchisee deposits	77.5	80.7	—	—
Other accrued liabilities	421.4	407.1	28.8	26.8
Total current liabilities	963.1	960.1	46.8	44.2

Long-term debt and intersegment long-term debt	—	—	1,751.7	1,753.0
Deferred income tax liabilities	102.2	122.7	—	—
Retiree health care benefits	29.7	31.1	—	—
Pension liabilities	83.1	104.9	—	—
Operating lease liabilities	38.3	32.5	1.4	1.7
Other long-term liabilities	91.9	96.2	14.1	14.1
Total liabilities	1,308.3	1,347.5	1,814.0	1,813.0

Total shareholders' equity attributable to Snap-on	4,324.4	4,181.9	350.3	350.6
Noncontrolling interests	22.4	21.9	—	—
Total equity	4,346.8	4,203.8	350.3	350.6
Total liabilities and equity	$5,655.1	$5,551.3	$2,164.3	$2,163.6

* Snap-on with Financial Services presented on the equity method.

Contacts

Investors:
Sara Verbsky
262/656-4869

Media:
Samuel Bottum
262/656-5793